Exhibit 23.5

CONSENT OF CONFLUENCE WATER RESOURCES LLC

To:	U.S. Securities and Exchange Commission (“SEC”)
Board of Directors of 5E Advanced Materials, Inc.

Re:	Annual Report on Form 10-K of 5E Advanced Materials, Inc. (the “Company”) dated September 9, 2024 (the "Form 10-K")

Confluence Water Resources, LLC (“CWR”), in connection with the Form 10-K consents to:

(i)
The filing and/or incorporation by reference by the Company and use of the Amended Technical Report Summary titled “Amended Initial Assessment Report (February 2024) on 5E Advanced Materials Fort Cady Project” with a revised report date of February 2, 2024, report date of May 11, 2023, and report effective date of April 1, 2023 (the “Amended Technical Report Summary”) that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the SEC, filed (or incorporated by reference) as Exhibit 96.1 to the Company’s 2024 Annual Report on Form 10-K, dated September 9, 2024;
(ii)
The use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form 10-K and any such Amended Technical Report Summary; and
(iii)
The use of any quotation from, or summarization of, the particular section or sections of the Amended Technical Report Summary in the Form 10-K, to the extent it was prepared by us, that we supervised its preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference to the Form 10-K.

CWR is responsible for, and this consent pertains to Section 7.3 of the Amended Technical Report Summary.

Neither the whole nor any part of the Amended Initial Assessment Report (February 2024) nor any reference thereto may be included in any other filings with the SEC without the prior written consent of CWR as to the form and context in which it appears.

Dated: September 9, 2024

By:	/s/ Mathew Banta
Name:	Mathew Banta, PH AIH Cert. No. 15-HGW-7004
Title:	Principal, Confluence Water Resources LLC